BIOADAPTIVES, INC.

(FORMERLY APEX 8 INC.)

AND BioSwan, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[ Unaudited ]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of BioAdaptives, Inc. (formerly Apex 8 Inc.), a Delaware corporation (the “Company”) as of September 30, 2013 and the assets of BioSwan, Inc., a Nevada corporation (“BioSwan”) as of September 30, 2013 accounting for the transaction as a purchase of the assets of BioSwan. The transaction was not completed as of September 30, 2013.

The following unaudited proforma condensed combined statement of operations combines the results of operations of the Company for the period from inception on April 19, 2013 through September 30, 2013 and the results of operations of BioSwan for the nine months ended September 30, 2013 as if the transaction had occurred at the beginning of the periods.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and BioSwan. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

1

BioAdaptives, Inc.
(Formerly Apex 8 Inc.)
BioSwan, Inc.
Proforma Condensed Combined Balance Sheet

September 30, 2013

ASSETS

[Unaudited]

	BioAdaptives, Inc.
	(formerly Apex 8 Inc.)	BioSwan, Inc.		Proforma
	September 30, 2013	September 30, 2013		Increase	Proforma
	[Company]	[BioSwan]		(Decrease)	Combined

ASSETS:

Securities held for sale	$ -	$ 240,000	A	$ (108,000)	$ 132,000
	$ -	$ 240,000		$ (108,000)	$ 132,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES:
Due to related party	$ 500	$ -		$ -	$ 500
	500	-		-	500

STOCKHOLDERS' (DEFICIT)
Common Stock	1,000	-	B	200	1,200
Additional Paid In Capital	749	-	B	239,800	240,549
Accumulated other comprehensive income	-	(560,000)	C	560,000	-
Retained earnings	-	800,000	C	(800,000)	-
Accumulated Deficit during the development stage	(2,249)	-	A	(108,000)	(110,249)
Total Stockholders' (Deficit)/Equity	(500)	240,000		(108,000)	131,500
	$ -	$ 240,000		$ (108,000)	$ 132,000

See Notes To Unaudited Proforma Condensed Financial Statements.
2

BioAdaptives, Inc.
(formerly Apex 8 Inc.)
BioSwan, Inc.
Proforma Condensed Combined Statement of Operations
[Unaudited]

	BioAdaptives, Inc.
	(formerly Apex 8 Inc.)
	From Inception	BioSwan, Inc.
	(April 19, 2013)	For the Nine
	through	Months Ended	Proforma
	September 30, 2013	September 30,2013	Increase	Proforma
	[Company]	[BioSwan]	(Decrease)	Combined

REVENUES	$ -	$ 800,000	$ (800,000)	$ -

OPERATING EXPENSES
Organization and related expenses	1,000	-	-	1,000
General and administrative	1,749	-	-	1,749

Total Operating Expenses	2,741	-	-	2,749

OPERATING INCOME (LOSS)	(2,749)	800,000	(800,000)	(2,749)

Other Income (Expense)	500	-	(108,000)	(107,500)

Total Other Income (Expense)	500	-	(108,000)	(107,500)

Net (Loss)	$ (2,249)	$ 800,000	$ (908,000)	$ (110,249)

OTHER COMPREHENSIVE INCOME (LOSS)

Loss on securities held for sale	-	(560,000)	560,000	-

TOTAL COMPREHENSIVE LOSS	$ (2,249)	$ 240,000	$ (348,000)	$ (110,249)

Basic net (loss) per common share				$ -

See Notes To Unaudited Proforma Condensed Financial Statements.

3

BioAdaptives, Inc.
(formerly Apex 8 Inc.)
BioSwan, Inc.
Proforma Condensed Combined Statement of Cash Flows
[Unaudited]

	BioAdaptives, Inc.
	(formerly Apex 8 Inc.)
	From Inception	BioSwan, Inc.
	(April 19, 2013)	For the Nine
	through	Months Ended	Proforma
	September 30, 2013	September 30,2013	Increase	Proforma
	[Company]	[BioSwan]	(Decrease)	Combined

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$ (2,249)	$ 240,000	$ (348,000)	$ (110,249)
Adjustments to reconcile net income (loss)
to net cash from operating activities: Change in accounts payable	500			500
Issuance of shares for services	1,000	-	-	1,000
Net cash from operating activities	(749)	240,000	(348,000)	(108,749)

CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from additional capital paid in	749			749
Securities held for sale	-	(240,000)	108,000	(132,000)
Net cash from operating activities	749	(240,000)	108,000	(131,251)

CASH FLOWS FROM FINANCING ACTIVITIES
Shares issued for assets	-	-	240,000	240,000
Net cash from operating activities	-	-	240,000	240,000

NET CHANGE IN CASH	-	-	-	-
CASH AT BEGINNING	-	-	-	-
CASH AT END OF PERIOD	$ -	$ -	$ -	$ -

See Notes To Unaudited Proforma Condensed Financial Statements.

4

BIOADAPTIVES, INC.

(FORMERLY APEX 8 INC.)

AND BioSwan, INC.

NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[Unaudited]

NOTE 1 – BIOADAPTIVES, INC. (FORMERLY APEX 8 INC.)

BioAdaptives, Inc. (formerly Apex 8 Inc.) (the “Company”) was organized under the laws of the State of Delaware on April 19, 2013. The Company has been seeking potential business opportunities. The Company has been in the development stage since inception on April 19, 2013.

NOTE 2 – BioSwan, INC.

BioSwan, Inc. (“BioSwan”) was organized under the laws of the State of Nevada on April 12, 2011. BioSwan is a wholly owned subsidiary of Hemp, Inc.

NOTE 3 - PROFORMA ADJUSTMENTS

On October 21, 2013, all of the assets of BioSwan were acquired by the Company pursuant to an Asset Purchase Agreement. The agreement called for the Company to issue 2,000,000 shares of common stock to BioSwan for 100% of the assets of BioSwan consisting of 200,000,000 restricted shares of CleanPath Resources Corp. and two nutraceutical distribution contracts.

Proforma adjustments on the attached financial statements include the following:

[A]	To record a valuation adjustment reducing the carrying value of the 200,000,000 restricted shares of CleanPath Resources Corp. by 45%; 15% for lack of marketability, 15% for lack control, and 15% large block discount.

[B]	To record the issuance of 2,000,000 shares of the Company’s common stock pursuant to the Asset Purchase Agreement.

[C]	To eliminate the Accumulated Other Comprehensive Income and the retained earnings of BioSwan not acquired by the Company.

NOTE 4 - PROFORMA (LOSS) PER SHARE

The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods.

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